Exhibit 15.1

August 3, 2023
The Board of Directors and Shareholders of
IDACORP, Inc.
1221 W. Idaho Street
Boise, ID 83702
We are aware that our report dated August 3, 2023, on our review of the interim financial information of IDACORP, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, is incorporated by reference in Registration Statement Nos. 333-65406, 333-125259, and 333-159855 on Form S-8 and Registration Statement Nos. 333-250055 and 333-264984-01 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho